Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration

Statements:
(1)

Registration Statement (Form F-3 No. 333-256791) of Diana Shipping

Inc., and
(2)

Registration Statement (Form F-3 No. 333-266999) of Diana Shipping

Inc.;

of our

reports dated

March 27,

2023, with

respect to

the consolidated

financial statements

of Diana
Shipping Inc.

and the

effectiveness of

internal control over

financial reporting of

Diana Shipping
Inc. included in this Annual Report (Form 20-F) for the year ended December

31, 2022.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
March 27, 2023